Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.610.2900
ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER OF 2004

REDWOOD SHORES, Calif. – July 22, 2004 – Avistar Communications Corporation (NASDAQ: AVSR), a provider of enterprise video communication solutions, today announced financial results for the three months ended June 30, 2004.

Revenue for the three months ended June 30, 2004 was $1.7 million, compared to revenue of $1.4 million for the three months ended March 31, 2004 and $1.5 million for the three months ended June 30, 2003.  For the three months ended June 30, 2004, gross margin was 51% compared to 45% for the three months ended March 31, 2004 and 41% for the three months ended June 30, 2003.

Avistar reported a net loss of $2.2 million, or $0.07 per basic and diluted share, for the three months ended June 30, 2004.  Avistar reported a net loss of $2.1 million, or $0.07 per basic and diluted share, for the three months ended March 31, 2004 and $2.5 million, or $0.10 per basic and diluted share, for the three months ended June 30, 2003.

Revenue for the six months ended June 30, 2004 was $3.1 million, a similar result as the six months ended June 30, 2003.  Avistar reported a net loss of $4.3 million, or $0.14 per basic and diluted share, for the six months ended June 30, 2004.  For the six months ended June 30, 2003, Avistar reported a net loss of $5.2 million, or $0.20 per basic and diluted share.

As of June 30, 2004, Avistar had cash and cash equivalents of $5.9 million and no debt.

“We saw modest progress during the second quarter,” stated Gerald J. Burnett, chairman and chief executive officer of Avistar. “New account interest has picked up as evidenced by the fact that a third of our product revenue in the second quarter was derived from new customers.  From our existing customer base, we are seeing relatively larger and more strategic projects, although these deals continue to require significant time and effort to close.”

“As Jerry pointed out, revenue and margin improvements in the second quarter were welcome, after a number of sluggish quarters,” said Robert J. Habig, chief financial officer of Avistar.  “We continue to focus on expense and cash management,” Habig continued, “as the finalization of pending deals continues to be challenging, and less predictable from a timing standpoint than we would like.”

About Avistar Communications Corporation

Avistar develops, markets and supports video collaboration solutions for the enterprise, all powered by the AvistarVOS™ software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast, and document sharing.  Avistar delivers on vBusiness - video-enabling business - by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises.

Founded in 1993, Avistar Communications Corporation is headquartered in Redwood Shores, California, with sales offices in New York and London.  Avistar’s technology is used in more than 35 countries. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform as well as multiple software and hardware video collaboration products.  For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, the outcome of Avistar’s pending litigation with Polycom, Inc., market acceptance of its new and existing products, Avistar’s cash position, general economic conditions, conditions in the financial services sector, the length of Avistar’s sales cycle and its ability to successfully complete product sales, our dependence on a few customers for a majority of our revenue, the impact of competitive products and pricing, trends in outsourcing, and the adequacy of Avistar’s cash resources and continued ability to borrow. As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

~ financial statements follow ~

Copyright © 2004 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and six months ended June 30, 2004 and 2003

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(unaudited)		(unaudited)
Revenue:
Product	$914	$569	$1,476	$1,370
Services, maintenance and support	762	916	1,604	1,778
Total revenue	1,676	1,485	3,080	3,148
Cost of revenue:
Product	364	314	656	700
Services, maintenance and support	461	562	943	1,129
Total cost of revenue	825	876	1,599	1,829
Gross margin	851	609	1,481	1,319
Operating Expenses:
Research and development	632	615	1,256	1,311
Sales and marketing	669	944	1,277	1,915
General and administrative	1,794	1,480	3,299	3,182
Amortization of deferred stock compensation *	—	45	—	90
Total operating expenses	3,095	3,084	5,832	6,498
Loss from operations	(2,244)	(2,475)	(4,351)	(5,179)
Other income (expense):
Interest income	16	9	29	28
Other income (expense), net	(5)	(5)	1	(10)
Total other income, net	11	4	30	18
Net loss	$(2,233)	$(2,471)	$(4,321)	$(5,161)

Net loss per share - basic and diluted	$(0.07)	$(0.10)	$(0.14)	$(0.20)
Weighted average shares used in calculating basic and diluted net loss per share	33,277	25,343	31,864	25,332

* Amortization of deferred stock compensation excluded from the following expenses:
Cost of revenue	$—	$5	$—	$10
Research and development	—	4	—	8
Sales and marketing	—	35	—	70
General and administrative	—	1	—	2
	$—	$45	$—	$90

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

as of June 30, 2004 and December 31, 2003

(in thousands, except share and per share data)

	June 30, 2004	December 31, 2003
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,896	$5,438
Accounts receivable, net of allowance for doubtful accounts of $29 at June 30, 2004 and $44 at December 31, 2003	764	695
Inventories, including inventory shipped to customers’ sites, not yet installed of $39 at June 30, 2004 and $41 at December 31, 2003	731	937
Prepaid expenses and other current assets	325	515
Total current assets	7,716	7,585
Property and equipment, net	346	352
Other assets	291	291
Total assets	$8,353	$8,228

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,114	$941
Deferred revenue and customer deposits	1,082	671
Accrued liabilities and other	1,332	1,125
Total current liabilities	3,528	2,737
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized at June 30, 2004 and December 31, 2003; 34,456,663 and 31,390,383 shares issued at June 30, 2004 and December 31, 2003, respectively	34	31
Less: treasury common stock, 1,179,625 shares at June 30, 2004 and December 31, 2003, at cost	(51)	(51)
Additional paid-in-capital	89,930	86,278
Accumulated deficit	(85,088)	(80,767)
Total stockholders’ equity	4,825	5,491
Total liabilities and stockholders’ equity	$8,353	$8,228

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the six months ended June 30, 2004 and 2003

(in thousands)

	Six Months Ended
	June 30, 2004	June 30, 2003
	(unaudited)

Cash Flows from Operating Activities:
Net loss	$(4,321)	$(5,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	141	105
Stock-based compensation	—	90
Compensation on options issued to consultants	12	19
Provision for doubtful accounts	25	65
Changes in current assets and liabilities:
Accounts receivable	(94)	(368)
Inventories	206	131
Prepaid expenses and other current assets	190	300
Accounts payable	173	407
Deferred revenue and customer deposits	411	187
Accrued liabilities and other	207	(78)
Net cash used in operating activities	(3,050)	(4,303)

Cash Flows from Investing Activities:
Sale of short-term investments	—	2,400
Purchase of property and equipment	(135)	(32)
Net cash provided by (used in) investing activities	(135)	2,368

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	3,643	48
Proceeds from draw on line of credit	—	750
Net cash provided by financing activities	3,643	798
Net increase (decrease) in cash and cash equivalents	458	(1,137)
Cash and cash equivalents, beginning of period	5,438	4,783
Cash and cash equivalents, end of period	$5,896	$3,646

Supplemental Cash Flow Information:
Cash paid for income taxes	$14	$—